EXHIBIT 10.3

FIRST CALIFORNIA BANCSHARES

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of the          day of                 , 20     by and between First California Bancshares, a California corporation (the “Company”), and                  (“Indemnitee”), a director or officer of the Company with reference to the following facts:

A.	The Company and the Indemnitee recognize that interpretations of ambiguous statutes, regulations, court opinions, and the Company’s Articles of Incorporation and Bylaws, are too uncertain to provide the Company’s officers and directors with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company;

B.	The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

C.	The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company;

D.	The Company and the Indemnitee recognize that legal risks and potential officer or director liabilities, or the threat thereof, and the resultant substantial time and expense endured in defending against such lawsuits, bear no reasonable logical relationship to the amount of compensation received by the Company’s officers or directors. These factors pose a significant deterrent to, and induce increased reluctance on the part of, experienced and capable individuals to serve as officers or directors of the Company;

E.	The Company has investigated the availability and deficiency of liability insurance to provide its officers and directors with adequate protection against the foregoing legal risks and potential liabilities. The Company has concluded that such insurance provides only limited protection to its officers and directors, and that it is in the best interests of the Company and its shareholders to contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law against personal liability for actions taken in the good faith performance of their duties to the Company;

F.	Section 317 of the General Corporation Law of the State of California, which sets forth certain provisions relating to mandatory and permissive indemnification of officers and directors of a California corporation by such corporation, requires indemnification in certain circumstances, permits it in other circumstances, and prohibits it in some circumstances;

G.

The Board of Directors of the Company has determined, after due consideration and investigation of this Agreement and various other options available in lieu hereof, that the following Agreement is reasonable, prudent and necessary to promote and ensure the best

First California Bancshares

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interests of the Company and its shareholders in that Agreement is intended to: (1) induce and encourage highly experienced and capable persons such as the Indemnitee to serve as officers and/or directors of the Company; (2) encourage such persons to resist what they consider unjustifiable suits and claims made against them in connection with the good faith performance of their duties to the Company, secure in knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as legally may be made available to them; and (3) encourage officers and directors to exercise their best business judgment regarding matters which come before the Board of Directors without undue concern for the risk that claims may be made against them on account thereof; and

H.	The Company desires to have the Indemnitee continue to serve as an officer or director of the Company free from concern for unpredictable, inappropriate or unreasonable legal risk and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company. The Indemnitee desires to continue to serve as an officer or director of the Company, provided, and on the express condition, that he is furnished with the indemnity set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and based on the premises set forth above, the Company and Indemnitee do hereby agree as follows:

1.	Definitions. For the purposes of this Agreement, the following definitions shall apply:

(a)	The term “Agent” shall mean any person who is or was acting in his\her capacity as a director or officer of the Company, or is or was serving as a director, officer, employee or agent of any other enterprise at the request of the Company, and whether or not Indemnitee is serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b)	The term “Applicable Standard” means that a person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company; except that in a criminal proceeding, such person must also have had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption, or establish, that the person did not meet the “Applicable Standard.”

(c)

The term “Expenses” includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, court costs, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under law or Paragraph 8 of this Agreement. “Expenses” shall not include the

First California Bancshares

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amount of any judgment, fines or penalties actually levied against Indemnitee or amounts paid in settlement of a Proceeding by or on behalf of Indemnitee without court approval.

(d)	“Independent Legal Counsel” shall include any firm of attorneys selected by lot by the regular outside counsel for the Company from a list of firms which meet minimum size criteria and other reasonable criteria established by the Board of Directors of the Company, so long as such firm has not represented the Company, Indemnitee or any entity controlled by Indemnitee within the preceding 24 calendar months.

(e)	References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acts in good faith and in a manner he/she reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner that satisfies the Applicable Standard, as defined in this Agreement.

(f)	The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise (other than as plaintiff against the Company), by reason of the fact that Indemnitee is or was an Agent of the Company or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as such Agent.

2.	Consideration. Part of the consideration the Company is receiving from Indemnitee to enter into this Agreement is Indemnitee’s agreement to serve or to continue to serve, as applicable, for the present as a director and/or officer of the Company. Nothing in this Agreement shall preclude the Indemnitee from resigning as an officer and/or director of the Company nor the Company, by action of its shareholders, board of directors, or officers, as the case may be, from terminating the Indemnitee’s services as an officer, director, and/or employee, as the case may be, with or without cause.

3.

Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal

First California Bancshares

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securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit questions of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. Furthermore, the Indemnitee and Company acknowledge that the extent of indemnification permissible under Section 204(a)(11) of the California Corporations Code has not been judicially determined; therefore, the enforceability of Indemnitee’s rights under the Company’s Bylaws is uncertain.

4.	Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is made a party to or threatened to be made a party to, or otherwise involved in, any Proceeding (other than a Proceeding which is an action by or in the right of the Company to procure a judgment in its favor), by reason of the fact that Indemnitee is or was an Agent of the Company. This indemnity shall apply, and be limited, to and against all Expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, so long as it is determined pursuant to Paragraph 8 of this Agreement or by the court before which such action was brought, that Indemnitee met the Applicable Standard.

5.	Indemnity in Proceeding By or In the Name of the Company. The Company shall indemnify Indemnitee if Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding which is an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Company. This indemnity shall apply, and be limited, to and against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if: (a) Indemnitee met the Applicable Standard; (b) Indemnitee also acted in a manner Indemnitee believed to be in the best interests of the Company’s shareholders; and (c) the action is not settled or otherwise disposed of without court approval. No indemnification shall be made under this Paragraph 5 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of such person’s duty to the Company, unless, and only to the extent that, the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for the Expenses which such court shall determine.

6.	Expenses of Successful Indemnitee. Notwithstanding any other provision of this Agreement, to the extent the Indemnitee has been successful on the merits in defense of any Proceeding referred to in Paragraphs 4 or 5 hereof, or in defense of any claim, issue or matter therein, including the dismissal of an action or portion thereof without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

First California Bancshares

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7.	Advances of Expenses. The Expenses incurred by Indemnitee in any Proceeding shall be advanced by the Company prior to the final disposition of such proceeding at the written request of Indemnitee, but only if Indemnitee shall undertake to repay such advances if it is ultimately determined that the Indemnitee is not entitled to indemnification as provided for in this Agreement. Any advance required hereunder shall be deemed to have been approved by the Board of Directors of the Company to the extent this Agreement was so approved. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. However, in a Proceeding brought by the Company directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall have discretion whether or not to make the advances called for hereby if Independent Legal Counsel advises in writing that the Company has probable cause to believe, and the Company does believe, that Indemnitee did not act in good faith with regard to the subject matter of the Proceeding or a material portion thereof.

8.	Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any advance under Paragraph 7 hereof or indemnification shall be made no later than 45 days after receipt of a written request of Indemnitee in accordance with Paragraph 13 hereof. In all other cases, indemnification shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the Agent is proper under the circumstances and the terms of this Agreement by: (a) a majority vote of a quorum of the Board of Directors (or a duly constituted committee thereof), consisting of directors who are not parties to such Proceeding; (b) approval of the shareholders (as defined in Section 153 of the California Corporations Code, as that Section reads at present), with the Indemnitee’s shares not being entitled to vote thereon; (c) the court in which such Proceeding is or was pending upon application made by the Company, the Indemnitee or any person rendering services in connection with Indemnitee’s defense, whether or not the Company opposes such application; or (d) to the extent permitted by law, by Independent Legal Counsel in a written opinion.

The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Legal Counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the Applicable Standard of Conduct, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such Applicable Standard of Conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the Applicable Standard of Conduct. Indemnitee’s Expenses incurred in connection with successfully establishing Indemnitee’s right to indemnification or advances in any such Proceeding shall also be indemnified by the Company; provided, however, that if Indemnitee is only partially successful in establishing Indemnitee’s right to indemnification or advances, only an equitably allocated portion of such Expenses, as determined by the court, shall be indemnified.

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If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company, for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion (determined on an equitable basis) of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

9.	Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

10.	Limitations. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

(a)	for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, provided, however, that the Company shall remain liable for any payments required by this Agreement in excess of the amount of payment under such insurance;

(b)	for which the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

(c)	for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

(d)	for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(e)	for acts or omissions that the Indemnitee believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the Indemnitee;

(f)	for any transaction from which the Indemnitee derived an improper personal benefit;

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(g)	for acts or omissions that show a reckless disregard for the Indemnitee’s duty to the Company or its shareholders in circumstances in which the Indemnitee was aware, or should have been aware, in the ordinary course of performing Indemnitee’s duties, of a risk of serious injury to the Company or its shareholders;

(h)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnitee’s duty to the Company or its shareholders;

(i)	under Section 310 of the General Corporation Law of the State of California, as that Section reads at present; or

(j)	under Section 316 of the General Corporation Law of the State of California, as that Section reads at present; or

(k)	with respect to proceedings or claims (except counter-claims or cross claims) initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required by the California Corporations Code, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

11.	Changes. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be automatically, without further action of the parties, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ right and obligations hereunder. In the event of an amendment to the Company’s bylaws which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such change shall be automatically, without further action of the parties, within Indemnitee’s rights and Company’s obligations under this Agreement. In the event of any amendment to the Company’s bylaws which narrows such right of a California corporation to indemnify a member of its board of directors or an officer, such change shall only apply to the indemnification of the Indemnitee for acts committed, or lack of action, by Indemnitee after such amendment. The Company agrees to give Indemnitee prompt notice of amendments to the Company’s bylaws which concern indemnification.

12.	Savings Clause. If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless

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indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement by any other applicable law.

13.	Notices. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give to the Company notice in writing within thirty (30) days after Indemnitee becomes aware of any claim made against Indemnitee for which Indemnitee believes, or should reasonably believe, indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Company’s main office, Attention: President (or such other address as the Company shall designate in writing to Indemnitee). Failure to so notify the Company shall not relieve the Company of any liability which it may have to Indemnitee otherwise than under this Agreement.

All notices, requests, demands and other communications (collectively “notices”) provided for under this Agreement shall be in writing (including communications by telephone, or telecommunication facilities providing facsimile transmission) and mailed (postage prepaid and return receipt requested), telegraphed, telexed, transmitted or personally served to each party at the address set forth at the end of this Agreement or at such other address as any party affected may designate in a written notice to the other parties in compliance with this section. All such notices shall be effective when received; provided, however, receipt shall be deemed to be effective within three (3) business days of any properly addressed notice having been deposited in the mail, within twenty-four (24) hours from the time electronic transmission was made, or upon actual receipt of electronic delivery, whichever occurs first.

No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Company’s consent, which consent shall not be unreasonably withheld.

14.	Choice of Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California, including applicable statutes of limitations and other procedural statutes.

15.	Attorneys’ Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to the amounts to which the prevailing party may be entitled, actual attorneys’ fees and court costs as may be awarded by the court.

16.	Amendments. Provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only by the written consent of all parties.

17.

Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement to any persons other than the parties to it and their respective successors and assigns (including an estate of Indemnitee), nor is anything in this Agreement intended to

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relieve or discharge the obligation or liability of any third persons to any party hereto. Furthermore, no provision of this Agreement shall give any third persons any right of subrogation or action against any party hereto.

18.	Entire Agreement; Amendment. This instrument contains the entire integrated Agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, whether written or oral except for the Company’s Articles of Incorporation and Bylaws. It may be amended only by a written instrument signed by a duly authorized officer of Company or by Indemnitee.

19.	Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties, may not be assigned or delegated by any party without the prior written consent of the other parties.

20.	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.	Entire Agreement. Except as provided in Paragraph 9 hereof, this Agreement represents and contains the entire agreement and understanding between and among the parties, and all previous statements or understandings, whether express or implied, oral or written, relating to the subject matter hereof are fully and completely extinguished and superseded by this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

FIRST CALIFORNIA BANCSHARES c/o Sacramento Commercial Bank 525 J Street Sacramento, CA 95812	“INDEMNITEE”

By:	By:
Its:

Schedule to Exhibit 10. 3

Indemnification Agreements between First California Bancshares and each of:

•	Ronald W. Bachli, dated as of February 12, 2003

•	Robert J. Kushner, dated as of February 12, 2003

•	Larry D. Mitchell, dated as of February 12, 2003

•	Dwayne A. Shackelford, dated as of February 12, 2003

•	William J. Slaton, dated as of February 12, 2003

•	Robert H. Smiley, dated as of February 29, 2003